Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Florida Bank Group, Inc. (the “Company”) on Form 10-Q for the quarter ended May 31, 2010 as filed with the Securities and Exchange Commission (the “Report”), I, John R. Garthwaite, Chief Financial Officer of the Company, certify, pursuant to 19 U.S.C. § 1350, as added by § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: May 10, 2010	By:	/s/ JOHN R. GARTHWAITE
John R. Garthwaite
Chief Financial Officer